Exhibit 99.2

CORSIS TECHNOLOGY GROUP II, LLC

FINANCIAL STATEMENTS

For the Year Ended December 31, 2006

CORSIS TECHNOLOGY GROUP II, LLC

CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Balance Sheet	2-3
Statement of Operations	4
Statement of Members’ Deficiency	5
Statement of Cash Flows	6-7

NOTES TO FINANCIAL STATEMENTS	8-16

INDEPENDENT AUDITORS’ REPORT

To the Members
Corsis Technology Group II, LLC

We have audited the accompanying balance sheet of Corsis Technology Group II, LLC (the “Company”) as of December 31, 2006 and the related statements of operations, members’ deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corsis Technology Group II, LLC as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/ Marcum & Kliegman, LLP
New York, New York
August 14, 2007

CORSIS TECHNOLOGY GROUP II, LLC

BALANCE SHEET

December 31, 2006

ASSETS

CURRENT ASSETS
Cash	$105,725
Accounts receivable, net of allowance for doubtful
accounts of $71,000	1,188,439
Deferred tax asset	38,000
Prepaid expenses	47,359

Total Current Assets	1,379,523

PROPERTY AND EQUIPMENT, Net	504,529

INVESTMENTS	404,000

OTHER ASSETS	149,268

TOTAL ASSETS	$2,437,320

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

BALANCE SHEET

December 31, 2006

LIABILITIES AND MEMBERS' DEFICIENCY

CURRENT LIABILITIES
Accounts payable	$597,065
Line of credit	50,000
Deferred revenue	1,162,500
Current portion of deferred rent payable	6,891
Current portion of term loan	74,087
Current portion of capital lease obligations	48,546
Accrued expenses and other current liabilities	283,779

Total Current Liabilities	2,222,868

LONG-TERM LIABILITIES
Deferred rent payable, net of current portion	54,501
Term loan, net of current portion	267,110
Capital lease obligations, net of current portion	37,486

Total Long-Term Liabilities	359,097

TOTAL LIABILITIES	2,581,965

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIENCY
Membership units, 200 units authorized, 100 units
issued and outstanding	(144,645)

TOTAL LIABILITIES AND MEMBERS'
DEFICIENCY	$2,437,320

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

REVENUES	$10,469,963

COST OF REVENUES	6,511,917

GROSS PROFIT	3,958,046

OPERATING EXPENSES
Selling, general and administrative	3,442,509
Depreciation and amortization	248,407

TOTAL OPERATING EXPENSES	3,690,916

INCOME FROM OPERATIONS	267,130

OTHER INCOME (EXPENSE)
Interest and other income	8,413
Interest expense	(64,686)
Losses from equity investments	(173,725)

TOTAL OTHER EXPENSE	(229,998)

INCOME BEFORE PROVISION FOR INCOME TAXES	37,132

PROVISION FOR INCOME TAXES	2,000

NET INCOME	$35,132

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

STATEMENT OF MEMBERS' DEFICIENCY

For the Year Ended December 31, 2006

BALANCE - Beginning	$(73,770)

Capital contributions	487,394

Capital distributions	(593,401)

Net income	35,132

BALANCE - Ending	$(144,645)

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$35,132
Adjustments to reconcile net income to net cash provided by
operating activities:
Bad debt expense	71,000
Deferred taxes	(38,000)
Deferred rent	(8,490)
Depreciation and amortization	248,407
Losses from equity investments	173,725
Changes in operating assets and liabilities:
Accounts receivable	1,608,684
Prepaid expenses	21,109
Other assets	16,245
Accounts payable	236,771
Deferred revenue	(1,268,280)
Accrued expenses and other current liabilities	(12,439)

TOTAL ADJUSTMENTS	1,048,732

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,083,864

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(139,020)
Purchases of investments	(559,204)

NET CASH USED IN INVESTING ACTIVITIES	(698,224)

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

STATEMENT OF CASH FLOWS, Continued

For the Year Ended December 31, 2006

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long-term debt	(65,780)
Borrowing of long-term debt	90,000
Payments on line of credit	(1,739,053)
Borrowing on line of credit	1,539,053
Payment of capital lease obligations	(7,129)
Capital contributions from members	487,394
Capital distributions to members	(593,401)

NET CASH USED IN FINANCING ACTIVITIES	(288,916)

NET INCREASE IN CASH	96,724

CASH - Beginning	9,001

CASH - Ending	$105,725

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:

Interest	$76,094
Income taxes	$7,309

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Nature of Business

The Corsis Technology Group II, LLC (“Corsis” or the “Company”) was organized in the state of New York on January 31, 2002. Corsis manages the advertising of third-party companies including online promotions and direct marketing programs that are integrated with the marketing initiatives of the third-party companies’ customers. The Company also assists certain businesses in the creation and development of websites, digital commerce, and platforms.

NOTE 2 - Summary of Significant Accounting Policies

Revenue Recognition and Deferred Revenue
Corsis recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence that an agreement exists, prices are fixed or determinable, services are provided to the customer, and collectibility is reasonably assured. The Company reduces revenue for estimated discounts and other allowances.

Corsis revenues are derived principally from management contracts, in which Corsis typically provides custom services for the creation, implementation, and administration of an online promotion on a customer’s website and for managing the customer’s information technology functions. Corsis recognizes revenue related to its services as the services are provided or ratably over the period of the contract, provided that no significant obligations remain and collection of the resulting receivable is reasonably assured.

Amounts billed and/or received from customers in advance of providing contracted services are treated as deferred revenue and recognized when the services are provided.

Cash and Cash Equivalents and Restricted Cash
The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Company has a total of $76,951 of cash that is invested in a certificate of deposit that serves as collateral for an outstanding letter of credit, and is therefore classified as restricted cash and included in other assets at December 31, 2006.

Accounts Receivable
The Company reduces its accounts receivable for amounts that are determined to be uncollectible. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company reviews its allowance for doubtful accounts on a monthly basis and determines the allowance based on an analysis of its past due accounts. All past due balances that are over 90 days are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Property and Equipment
Property and equipment, which consist of furniture and fixtures, computer equipment and software, and leasehold improvements; are carried at cost, less accumulated depreciation and amortization, which is computed on the straight-line basis over the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements, which are also included in property and equipment, are recorded at cost, less accumulated amortization, which is computed on the straight-line basis over the shorter of their estimated useful lives or the lease term. Expenditures for maintenance and repairs are charged to expense as incurred.

Investments
The Company uses the equity method of accounting for its investments in and earnings or losses of affiliates that it does not control but over which it does exert significant influence. The Company also considers whether the fair values of any of its equity method investments have declined below their carrying value whenever adverse events or changes in circumstances indicate that recorded values may not be recoverable. If the Company considered any such decline to be other than temporary (based on various factors, including historical financial results, product development activities, and the overall health of the affiliate's industry), then a write-down would be recorded to estimated fair value.

Income Taxes
The Company is treated as a partnership for income tax purposes. Income or loss from the Company’s activities is allocated among the members based on their respective profit and loss percentage, pursuant to the Company’s operating agreement. No provision has been made for federal taxes, since such taxes, if any, accrue to the members. The Company is subject to certain other minimum state and local taxes. Deferred income taxes are provided for the estimated income tax effect of temporary differences between financial and tax bases in assets and liabilities. The current provision for income taxes is $40,000 offset by a deferred credit provision of $38,000.

Use of Estimates
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to makes estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Fair Value of Financial Instruments
The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values because of the short-term nature of these financial instruments. The recorded values of long-term debt and line of credit approximate their fair values as interest approximates market rates.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements
In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" (the "Interpretation"). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Company is in the process of evaluating the impact of the application of the Interpretation on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of the adoption of SFAS No. 157 on its financial statements.

In September 2006, the staff of the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in fiscal year 2007. The adoption of SAB 108 did not have a material impact on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115” (“SFAS No. 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The Company is in the process of evaluating the impact of the adoption of SFAS No. 159 on its financial statements.

Advertising
The Company expenses the cost of advertising as incurred. Advertising expense for the year ended December 31, 2006 was approximately $20,000.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 3 - Accounts Receivable

Accounts receivable consists of the following as of December 31, 2006:

Accounts receivable	$1,259,439
Less: allowance for doubtful accounts	(71,000)

Accounts Receivable, Net	$1,188,439

NOTE 4 - Property and Equipment

Property and equipment consists of the following as of December 31, 2006:

Computer equipment and software	$591,537
Furniture and fixtures	212,776
Leasehold improvements	233,710
1,038,023
Less: accumulated depreciation and amortization	(533,494)

Property and Equipment, Net	$504,529

As of December 31, 2006, leased equipment amounting to $198,783, with accumulated depreciation of $112,790, has been capitalized and included as part of computer equipment and software.

Depreciation and amortization expense for the year ended December 31, 2006 amounted to $248,407.

NOTE 5 - Investments

Investments activity consists of the following for the year ended December 31, 2006:

		Digital Lab	Indigo
	mSmart, Inc.	Solutions, LLC	Design, LLC	Total
Beginning investments	$-	$-	$18,521	$18,521
Additions	390,813	117,122	51,269	559,204
Equity in losses	(144,043)	(29,122)	(560)	(173,725)
Ending investments	$246,770	$88,000	$69,230	$404,000

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - Investments, continued

As of December 31, 2006, the Company’s investments consist of a 50% interest in mSmart, Inc.; a 30% interest in Digital Lab Solutions, LLC; and a 50% interest in Indigo Design, LLC. Corsis does not control the operating and financial policies of these entities.

On February 28, 2007, the Company sold its interest in Digital Lab Solutions, LLC for $165,000, and realized a gain on the sale of $77,000. The admission of new investors in mSmart, Inc. on February 28, 2007 reduced the Company’s interest to 31.47%.

NOTE 6 - Other Assets

Other assets consists of the following as of December 31, 2006:

Restricted cash	$76,951
Security deposit	17,934
Other receivables	54,383

Other Assets	$149,268

The Company has a total of $76,951 of cash that is invested in a certificate of deposit that serves as collateral for an outstanding letter of credit, and is therefore classified as restricted cash (Note 9).

NOTE 7 - Term Loans

Term loans consist of the following as of December 31, 2006:

Description	Current	Long-Term	Total
Term loan at 1% over prime rate,	$59,058	$200,937	$259,995
due May 5, 2010
Term loan at 7.41% per annum,
due May 5, 2011	15,029	66,173	81,202

Total	$74,087	$267,110	$341,197

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 7 - Term Loans, continued

As of December 31, 2006, the Company has an outstanding loan of $259,995 from Commerce Bank under a $350,000 term loan agreement requiring 60 monthly payments of $6,926 and accrues interest at an annual rate of 1% over the prime rate (rate at December 31, 2006 is 9.25%) . The loan was secured by all of the Company’s assets and personal guarantees of the Company’s members. On March 7, 2007, the loan was fully repaid from borrowings in a revolving line of credit with Merrill Lynch (Note 12).

As of December 31, 2006, the Company has an outstanding loan of $81,202 from Commerce Bank under a $90,000 term loan agreement requiring 60 monthly payments of $1,803 and accrues interest at a fixed annual rate of 7.41% . The loan was secured by all of the Company’s assets and personal guarantees of the Company’s members. On March 8, 2007, the loan was fully repaid from borrowings in a revolving line of credit with Merrill Lynch (Note 12).

For the year ended December 31, 2006, total interest expense on term loans was $29,957.

NOTE 8 - Line of Credit

As of December 31, 2006, the Company has an outstanding loan of $50,000 from Commerce Bank under a $500,000 revolving credit line which accrues interest at a rate of 1.5% over the prime rate (rate at December 31, 2006 is 9.75% per annum). The Company was subject to certain restrictive and financial covenants, as defined in the agreement. The loan was secured by all of the Company’s assets and personal guarantees of the Company’s members. On March 8, 2007, the loan was fully repaid from borrowings in a revolving line of credit with Merrill Lynch (Note 12).

For the year ended December 31, 2006, interest expense on the line of credit was $26,469.

NOTE 9 - Commitments and Contingencies

Capital Lease Obligations
As of December 31, 2006, the Company had various equipment under capital leases expiring from May 2007 to August 2009. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 9 - Commitments and Contingencies, continued

Capital Lease Obligations, continued As of December 31, 2006, minimum future lease payments under this capital lease are as follows:

For the Year Ending
December 31,	Amount
2007	$54,272
2008	29,699
2009	10,318

Total minimum lease payments	94,289
Less: amount representing interest	(8,257)
Net minimum lease payments	$86,032

Operating Leases

Effective October 24, 2005 the Company executed a lease for its office space located in Chicago, Illinois. The Company is required to pay an initial base rent of $2,205 per month and a three percent increase per annum until November 30, 2008.

Effective September 8, 2005 the Company executed a lease for its third floor office space located in New York City, New York. The Company is required to pay an initial base rent of $5,405 per month and a four percent increase per annum until January 31, 2011. In addition, the Company is required to pay additional rents as defined in the lease agreement.

Effective March 1, 2004 the Company executed a lease for its 17th floor office space located in New York City, New York. The Company is required to pay an initial base rent of $14,500 per month and a three percent increase per annum until February 29, 2012. In addition, the Company is required to pay additional rents as defined in the lease agreement.

The above-mentioned leases are considered operating leases and rent charged to operations for the year ended December 31, 2006 amounted to $300,527.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 9 - Commitments and Contingencies, continued

Operating Leases, continued
As of December 31, 2006, future minimum lease payments (exclusive of common area maintenance) under these operating leases are as follows:

For the Year Ending
December 31,	Amount
2007	$266,272
2008	272,430
2009	247,804
2010	247,804
2011	185,650
Thereafter	30,000

Total	$1,249,960

Letter of Credit

The letter of credit serves as a security deposit for the Company’s office spaces located in New York City, New York. The Company does not anticipate that the cash will become unrestricted until the expiration of its lease obligations, which occurs on February 29, 2012. The restricted cash is therefore classified as a noncurrent asset on the Company’s balance sheet at December 31, 2006 (Note 6).

NOTE 10 - Members’ Deficiency

The Company operates as a Limited Liability Company. Based on the LLC Agreement, the Company will continue in existence as an LLC into perpetuity unless sooner dissolved. All members have the right to vote on all matters required to be submitted to a vote of the members. In addition, the LLC Agreement provides for, among other things, requirements regarding capital contributions, membership interests, allocations and distributions, management of the Company, transfers of ownership, and dissolution or liquidation of the Company.

NOTE 11 - Major Customer and Concentration of Credit Risk

For the year ended December 31, 2006, a single customer accounted for an aggregate of approximately 86% and 87% of the Company’s revenue and accounts receivable, respectively.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 12 - Subsequent Events

On March 2, 2007, the Company entered into a revolving line of credit agreement with Merrill Lynch for $2,000,000, based on borrowings of 80% of eligible accounts receivable at an interest rate of 2.25% over LIBOR. As of June 30, 2007, the Company has an outstanding amount of $1,970,543 under this agreement. The Company was subject to certain restrictive and financial covenants, as defined in the agreement and the line of credit was secured by all of the Company’s assets and personal guarantees of the Company’s Members. This agreement expires on February 29, 2008.

On July 25, 2007, the Company acquired the net assets of Promotions.com, a private company, for an aggregate purchase price of $1.25 million in cash, subject to certain purchase price adjustments, pursuant to a Purchase Agreement dated July 25, 2007.

On August 2, 2007, TheStreet.com, Inc. (NASDAQ: TSCM) announced that it had acquired, through a newly created subsidiary, 100% of the membership interests of the Company for an aggregate purchase price of approximately $20.7 million, consisting of approximately $12.5 million in cash and 694,230 shares of unregistered common stock of TheStreet.com, subject to certain purchase price adjustments, pursuant to a Purchase Agreement dated August 2, 2007.